Exhibit 10-4-5
GANNETT CO., INC.
DEFERRED COMPENSATION PLAN
RULES FOR POST-2004 DEFERRALS
Restated as of January 1, 2005
Amendment No. 4
Gannett Co., Inc. hereby makes the following clarifying amendments to the Gannett Co., Inc. Deferred Compensation Plan Rules for Post-2004 Deferrals, restated as of January 1, 2005 (the “Plan”), as follows:
1. The first sentence of Section 2.9(j) and the first sentence of the second paragraph of Section 5.7 of the Plan is amended by deleting the reference to “or Disability”.
2. Section 3.4 of the Plan is amended by adding the following provisions to the end of such Section:
Any reference in this Plan to “separation from service”, “retirement”, “cessation of employment”, “termination of employment”, “termination of employment with the Company”, “directorship termination”, “retirement from the Board”, “Director leaves the Board”, “cessation of employment with the Company or any Participating Affiliate” or similar term shall mean a “separation from service” within the meaning of Section 409A.
IN WITNESS WHEREOF, Gannett Co., Inc. has caused this Amendment to be executed by its duly authorized officer as of December 22, 2010.

GANNETT CO., INC.
By:	/s/ Roxanne V. Horning
	Name:	Roxanne V. Horning
	Title:	Senior Vice President/Human Resources